Exhibit 99.1

GCT Semiconductor Holding, Inc. Provides Business Update and Reports Fourth Quarter and Full Year 2025 Financial Results

Commercial Shipments of 5G Chipsets Exceeded 1,900 Units in Q4, Reflecting Continued Progress Toward Volume Production Ramp

Company Expects Sequential Quarterly Growth in Revenue and 5G Chipset Shipments Throughout 2026

SAN JOSE, CA – March 25, 2026 – GCT Semiconductor Holding, Inc. (“GCT” or the “Company”) (NYSE: GCTS), a leading designer and supplier of advanced 5G and 4G semiconductor solutions, today provided an update on business developments and reported financial results for the fourth quarter and full year ended December 31, 2025.

Recent Operational Highlights

•
5G chipset shipments exceeded 1,900 in Q4 of 2025. Production volumes are increasing as the Company prepares for additional production orders from development partners which are expected to ramp significantly throughout 2026.

•
Secured a licensing agreement with one of the world’s largest satellite communications providers to integrate GCT’s 5G and 4G chipsets into their user equipment, enabling new capabilities for global, resilient, and high-bandwidth connectivity both via satellite and terrestrial networks and clearing the pathway for future chipset sales with 5G product shipments expected to begin as early as the second half of 2026.

•	Partnered with Skylo to expand seamless global satellite connectivity for next-generation cellular to IoT devices including joint efforts towards chip and module certification.
•
Entered into a $20 million convertible note financing facility with a $1 million initial advance, providing additional financing optionality to support working capital, production readiness, and strategic growth initiatives while minimizing dilution for shareholders.

•	Company’s first network operator, Gogo, successfully launched its new broadband air-to-ground service using GCT’s 5G chipset.

“2025 was a defining year for GCT as we achieved key milestones toward commercialization and full-scale 5G deployment,” said John Schlaefer, Chief Executive Officer of GCT. “During the fourth quarter, we shipped more than 1,900 5G chipsets for commercial use, marking a key step toward a broader volume production capability and increased 5G revenue contribution in 2026. Building on this momentum, we are continuing to work closely with customers to refine deployment schedules and align production with their launch plans. We also expanded our 5G customer ecosystem and advanced lead programs through evaluation, certification, and integration phases, further building the foundation for production ramps and a stronger revenue trajectory. Public confirmation from our first network operator, Gogo, regarding service activation of our chip marked an important milestone and represents the first step in what we expect to be a broader set of operators launching devices powered by GCT’s 5G platform.

“Despite the transitional nature impacting our 2025 financial performance, we believe the groundwork laid over the past year positions us well for a pivotal shift in 2026. Our focus is on scaling operations to support commercialization, supply chain readiness, and internal execution to meet rising 5G demand. We are working toward driving meaningful 5G revenue contribution in the back half of 2026 as 5G deployments accelerate and production volumes ramp.”

“While our 2025 financial results reflect deliberate investments required to bring our 5G chipset to commercial readiness, these investments are critical for generating sustainable long-term growth,” said Edmond Cheng, Chief Financial Officer of GCT. “Demonstrating early signs of that progress, total revenue in the fourth quarter increased 76% sequentially, and we expect both sequential and year-over-year revenue growth to continue into Q1 of 2026 and beyond. We believe Q3 of 2025 marked the bottom of our revenue cycle caused by the major product transition to 5G, and as we enter 2026, we are encouraged by continued progress across our 5G programs, including certification processes underway with at least two network operators advancing toward service launch. As we transition from development to execution, our focus remains on preserving financial flexibility, carefully managing working capital, and supporting the operational discipline necessary to convert our growing 5G pipeline into tangible revenue.”

Fourth Quarter 2025 Financial Results
Results compare the 2025 fiscal fourth quarter ended December 31, 2025, to the 2024 fiscal fourth quarter ended December 31, 2024.

•	Net revenues were $0.8 million, a 57.5% decrease from $1.8 million.
•
Gross margin for the three months ended December 31, 2024, was 32%. Our current gross margin for the three months ended December 31, 2025, is negative and not representative of our expectations regarding profitability of our products and services in future reporting periods, as we continue to experience lower product revenue, which is currently not sufficient to fully absorb production overhead costs. This makes our current gross margins less indicative of the underlying profitability of our products and services. We expect operational efficiencies to improve as 5G product sales start contributing more significantly to our overall revenue commencing later in 2026.

•	Total operating expenses were $10.7 million, a 35.0% increase from $7.9 million.

Full Year 2025 Financial Results
Results compare the 2025 fiscal full year ended December 31, 2025 to the 2024 fiscal full year ended December 31, 2024.

•	Net revenues were $2.9 million, a 68.6% decrease from $9.1 million.
•
Gross margin for the year ended December 31, 2024, was 56%. Our gross margin for the year ended December 31, 2025 is negative and not representative of our expectations regarding profitability of our products and services in future reporting periods. In 2025, we experienced lower product revenue, which was not sufficient to fully absorb production overheads. We expect operational efficiencies to improve when our 5G product sales start contributing more significantly to our overall revenue, which is currently expected later in 2026, following the commercial launch of our 5G chipset in the fourth quarter of 2025.

•	Total operating expenses were $34.7 million, a 90.8% increase from $18.2 million. Fiscal full year 2024 included a one-time gain of $14.6 million from the extinguishment of liability.

Liquidity

The Company’s existing sources of liquidity as of December 31, 2025, include cash and cash equivalents of $0.6 million, net accounts receivable of $2.6 million, and inventory of $0.9 million. As a result of the completion of the registered direct offering in May 2025, the Company retains access to its effective ATM offering program of up to $75 million and has ample capacity on the remaining $125 million of the $200 million shelf registration. Subsequent to the year-end and as of February 28, 2026, GCT had cash and cash equivalents of $9.4 million.

5G Outlook
Following the launch of commercial shipments in the fourth quarter of 2025, the Company continues to progress toward volume production of its 5G chipsets and expects sequential quarterly growth in both revenue and 5G shipments throughout 2026.

Conference Call
The Company will hold a conference call and live webcast at 4:30 p.m. ET or 1:30 p.m. PT, which will be open to the public. During the conference call, the Company will discuss business updates and review the financial results, followed by a Q&A period.

Date: Wednesday, March 25, 2026
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-in information: Please register in advance of the call here.
Webcast (listen-only): To listen to the webcast use the following LINK.

A replay of the webcast will be available via the Investors section of the GCT website at investors.gctsemi.com.

About GCT Semiconductor Holding, Inc.
GCT is a leading fabless designer and supplier of advanced 5G and 4G LTE semiconductor solutions. GCT's market-proven solutions have enabled fast and reliable 4G LTE connectivity to numerous commercial devices such as CPEs, mobile hotspots, routers, M2M applications and smartphones, etc., for the world's top wireless carriers. GCT's system-on-chip solutions integrate radio frequency, baseband modem and digital signal processing functions, therefore offering complete 4G and 5G platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness. For more information, visit www.gctsemi.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, the Company’s expectations with respect to its business operations revenue growth in 2026; the expected timeline to commence shipment of 5G chipsets; the 5G outlook and anticipated growth of 5G markets and customer demand; the benefits of development agreements with partners; the ability for the Company to improve financial performance; launch of 5G services by our customers; the ability of the Company’s technology and products to address new markets and meet customer demands; the execution of go-to-market strategies; and the anticipated size of addressable markets by the Company’s products. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-

looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the ability of the Company to develop its 5G products and generate revenue; the ability to enter into and meet the obligations under partnership and collaboration agreements; the ability of the Company to grow and manage growth profitability and retain its key employees; the Company's financial and business performance, including the Company's financial projections and business metrics; changes in the Company's strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans; the Company's inability to anticipate the future market demands and future needs of its customers; the impact of component shortages, suppliers' lack of production capacity, natural disasters or pandemics on the Company's sourcing operations and supply chain; the Company's future capital requirements and sources and uses of cash; the ability to implement business plans, forecasts, and other expectations, including the growth of the 5G market; the risk that the Company may not be able to repay its debt; the risk of economic downturns that affects the Company's business operation and financial performance; the risk that the Company may not be able to develop and design its products acceptable to its customers; actual or potential conflicts of interest of the Company's management with its public stockholders; macroeconomic conditions, including market conditions, global and economic conditions, labor disputes, inflationary impacts, and disruptions to the global supply chain; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments; and other risks and uncertainties indicated from time to time in Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K, and quarterly reports on Form 10-Q, and those disclosures under the "Risk Factors" section therein. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

•	Investor relations website: investors.gctsemi.com
•	Investor relations contact: Gateway Group, Ralf Esper, GCT@gateway-grp.com
•	Media contact: media@gctsemi.com

GCT Semiconductor Holding, Inc.
Consolidated Balance Sheets
(unaudited, in thousands, except per share amounts)
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$590	$1,435
Accounts receivable, net	2,597	5,740
Inventory	947	2,977
Contract assets	5,432	5,107
Prepaid expenses and other current assets	2,318	2,332
Total current assets	11,884	17,591
Property and equipment, net	2,671	869
Operating lease right-of-use assets	708	849
Intangibles, net	—	65
Other assets	381	523
Total assets	$15,644	$19,897
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$628	$1,031
Contract liabilities	—	48
Accrued and other current liabilities	21,680	21,205
Common stock forward liability	3	315
Borrowings	56,589	37,626
Operating lease liabilities, current	686	697
Total current liabilities	79,586	60,922
Convertible promissory notes, net of current	6,046	4,947
Net defined benefit liabilities	7,598	7,055
Long-term operating lease liabilities	41	177
Other taxes payable	2,265	2,076
Warrant liabilities	2,870	3,750
Other liabilities	531	285
Total liabilities	98,937	79,212
Stockholders’ deficit:
Preferred stock	—	—
Common stock	6	5
Additional paid-in capital	520,925	501,195
Accumulated other comprehensive income	1,181	1,518
Accumulated deficit	(605,405)	(562,033)
Total stockholders’ deficit	(83,293)	(59,315)
Total liabilities and stockholders’ deficit	$15,644	$19,897

GCT Semiconductor Holding, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)
	Year Ended December 31,
	2025	2024
Net revenues:
Product	$1,131	$4,771
Service	1,735	4,357
Total net revenues	2,866	9,128
Cost of net revenues:
Product	4,026	2,523
Service	657	1,529
Total cost of net revenues	4,683	4,052
Gross profit (loss)	(1,817)	5,076
Operating expenses:
Research and development	14,005	17,329
Sales and marketing	4,243	3,920
General and administrative	16,475	10,798
Gain on extinguishment of liability	—	(14,636)
Loss on impairment of long-lived assets	—	787
Total operating expenses	34,723	18,198
Loss from operations	(36,540)	(13,122)
Interest expense	(6,026)	(3,867)
Gain (loss) on foreign currency transactions, net	(784)	4,690
Change in fair value of common stock warrant liabilities	880	2,208
Change in fair value of convertible promissory notes	(336)	(1,470)
Change in fair value of common stock forward liability	312	(586)
Other income, net	24	213
Loss before provision for income taxes	(42,470)	(11,934)
Provision for income taxes	902	445
Net loss	$(43,372)	$(12,379)
Net loss per common share:
Basic and diluted	$(0.82)	$(0.30)
Weighted average common shares outstanding:
Basic and diluted	52,872	40,630